UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2023 (July 31, 2023)

ARTEMIS STRATEGIC INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40855	86-1303512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3310 East Corona Avenue Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 346-0329

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	ARTEU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ARTE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each	ARTEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

On July 31, 2023, Artemis Strategic Investment Corp. (“Artemis”) received a letter of resignation from Thomas Granite resigning, with immediate effect, from his position as the Chief Financial Officer of Artemis. Mr. Granite’s resignation was due to his desire to pursue other activities, and not as a result of a disagreement with Artemis.

On August 3, 2023, the Artemis Board of Directors appointed Mr. Philip Kaplan, Artemis’s current Co-Chief Executive Officer and President, as Artemis’ Principal Financial Officer. Mr. Kaplan will not receive any additional compensation in connection with such appointment. Disclosure with respect to Mr. Kaplan’s compensation and related party transactions are disclosed in Artemis’ Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTEMIS STRATEGIC INVESTMENT CORP.

	By:	/s/ Holly Gagnon
	Name:	Holly Gagnon
	Title:	Co-Chief Executive Officer and Chairperson

Dated: August 4, 2023